Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

Fidelity & Guaranty Life and Subsidiaries:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

October 16, 2013

Baltimore, MD